CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-53636, No. 33-53638, No. 33-56366, No. 33-53634,
No. 33-56368,  No.  33-77134,  No. 33-77136,  No.  33-94296,  No. 33-94298,  No.
333-4468, No. 333-4470, and No. 333-4472) of Bell Sports Corp. of our report dated August 14, 1996 appearing on page 18 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.



Chicago, Illinois
August 14, 1996